                                                                   EXHIBIT 99(e)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-
000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


                                                                 Give the
                             Give the                            EMPLOYER
                             SOCIAL SECURITY    For this type    IDENTIFICATION
For this type of account:    number of--        of account:      number of--
                             ----------------                    --------------

1.  An individual's          The individual      9.  A valid     The legal
account                                          trust,          entity (Do not
                                                 estate, or      furnish the
                                                 pension trust   identifying
                                                                 number of the
                                                                 representative
                                                                 or trustee
                                                                 unless the
                                                                 legal entity
                                                                 itself is not
                                                                 designated in
                                                                 the account
                                                                 title) (5)

2.  Two or more              The actual owner
individuals (joint           of the account
account)                     or, if combined
                             funds, any one
                             of the
                             individuals (1)

3.  Husband and wife         The actual owner    10. Corporate   The corporation
(joint account)              of the account          account
                             or, if joint
                             funds, either
                             person (1)

4.  Custodian account of a   The minor (2)       11. Religious,  The organization
minor (Uniform Gift to                               charitable,
Minors Act)                                          or
                                                     educational
                                                     organization
                                                     account


5.  Adult and  minor         The adult or, if    12. Partner-    The partnership
 (joint account)             the minor is the    ship account
                             only                held in the
                             contributor, the    name of the
                             minor (1)           business


6.  Account in the name of   The ward, minor,    13. Associa-    The
guardian or committee for    or incompetent      tion organiza-
a designated ward, minor,    person(3)           tion club, or
or incompetent person                            other
                                                 tax-exempt
                                                 organization

7a.  The usual revocable     The                 14.  A broker   The broker or
savings trust account        grantor-trustee     or registered   nominee
(grantor is also trustee)    (1)                 nominee

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b.  So-called trust          The actual owner    15.  Account    The public
account that is not a        (1)                 with the        entity
legal or valid trust                             Department of
under State law                                  Agriculture
                                                 in the name
                                                 of a public
                                                 entity (such
                                                 as a State or
                                                 local
                                                 government,
                                                 school
                                                 district, or
                                                 prison) that
                                                 receives
                                                 agricultural
                                                 program
                                                 payments
8.  Sole proprietorship      The owner (4)
account


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

     Payees specifically exempted from backup withholding on ALL payments include the following:

          .   A corporation.

          .   An organization exempt from tax under section 501(a), or an individual retirement plan.

          .  The United States or any agency or instrumentality thereof.

          . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

          . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

          . An international organization or any agency, or instrumentality thereof.

          . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

          .  A real estate investment trust.

          .  A common trust fund operated by a bank under section 584(a).

          . An exempt charitable remainder trust, or a nonexempt trust as described in section 4947(a)(1).

          . An entity registered at all times under the Investment Company Act of 1940.

          .  A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

          . Payments to nonresident aliens subject to withholding under section 1441.

          . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

          . Payments of patronage dividends where the amount received is not paid in money.

          .  Payments made by certain foreign organizations.

        Payments of interest not generally subject to backup withholding include the following:

          .  Payments of interest on obligations issued by individuals.  Note:
          You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

          . Payments of tax-exempt interest (including exempt-interest dividends under section 852). Payments described in section 6049(b)(5) to non-resident aliens. Payments on tax-free covenant bonds under section 1451.

          .  Payments made by certain foreign organizations.

          .  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice--Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalties for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payee, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.